Michael Johnson & Co., LLC
                          Certified Public Accountants
                       9175 East Kenyon Avenue, Suite 100
                             Denver, Colorado 80237

August 15, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Washington, DC 20549

Re: XsunX, Inc. SB-2

Dear Sir/Madame:

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated September 30, 2004 on our audit of the financial statements of XsunX, Inc.'s for the year ended September 30, 2004, and to all references to our firm included in this Registration Statement.


Sincerely,

/s/ Michael Johnson & Co., LLC

Denver, CO